EX-4.4
                               FORM OF CLASS C WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

                                      CLASS C WARRANT

                         to Purchase Shares of Common Stock of
                      Platforms Wireless International Corporation

*************, 2001

     This certifies that, for value received, *******************************, (a "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Platforms Wireless International Corp., an Oklahoma corporation, (the "Issuer"), at any time or from time to time beginning **********, 2001 (the "Effective Date") until ***********, 2003 (the "Expiration Date"), ************** fully paid and non-assessable shares of common stock (the "Common Stock"), of the Issuer at an exercise price of $1.25 per share, subject to adjustment pursuant to the terms hereunder (the "Exercise Price") (such shares of Common Stock and other securities issued and issuable upon exercise of this Warrant, the "Warrant Shares").

     Section 1. Definitions. Except as otherwise specified herein, terms defined herein shall have the meanings assigned to them in the form of the Subscription Agreement of even date herewith by and between Issuer and the purchasers thereof (the "Agreement").

     Section 2. Exercise of Warrant. Subject to the provisions hereof, this Warrant may be exercised, in whole or in part, but not as to a fractional share, at any time or from time to time on or after the Effective Date and on or before the Expiration Date, by presentation and surrender hereof to the Issuer at the address which, is then effective for notices to the Issuer, with the Election to Purchase Form annexed hereto, duly executed and accompanied by payment to the Issuer as further set forth below, for the account of the Issuer, of the Exercise Price for the number of Warrant Shares specified in such form. If this Warrant should be exercised in part only, the Issuer shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. The Issuer shall maintain at its principal place of business a register for the registration of this Warrant and registration of transfer of this Warrant. The Exercise Price for the number of Warrant Shares specified in the Election to Purchase Form shall be payable by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account specified by the Issuer for that purpose.

     Certificates representing Warrant Shares shall bear the following restrictive legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE
TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS
BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY
TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER."

     Section 3. Reservation of Shares; Preservation of Rights of Holder. The Issuer hereby agrees that there shall be reserved for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall be required for issuance or delivery upon exercise of this Warrant. The Warrant surrendered upon exercise shall be canceled by the Issuer. After the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant. The Issuer further agrees (a) that it will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observation or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Issuer, and (b) promptly to take such action as may be required of the Issuer to permit the Holder to exercise this Warrant and the Issuer duly and effectively to issue shares of its Common Stock or other securities as provided herein upon the exercise hereof. Without limiting the generality of the foregoing, should the Warrant Shares at any time consist in whole or in part of shares of capital stock having a par value, the Issuer agrees that before taking any action which would cause an adjustment of the Exercise Price so that the same would be less than the then par value of such Warrant Shares, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Exercise Price as so adjusted. The Issuer further agrees that it will not establish a par value for its Common Stock while this Warrant is outstanding in an amount greater than the Exercise Price.

     Section 4. Exchange, Transfer, Assignment, or Loss of Warrant. Any attempted transfer of this Warrant, the Warrant Shares, or any new Warrant not in accordance with this Section shall be null and void, and the Issuer shall not in any way be required to give effect to such transfer. No transfer of this Warrant shall be effective for any purposes hereunder until (a) written notice of such transfer and of the name and address of the transferee has been received by the Issuer, and (b) the transferee shall first agree in a writing deposited with the Secretary of the Issuer to be bound by all the provisions of this Warrant and the Agreement. Upon surrender of this Warrant to the Issuer by any transferee authorized under the provisions of this Section, the Issuer shall, without charge, execute and deliver a new Warrant registered in the name of such transferee at the address specified by such transferee, and this Warrant shall promptly be canceled. The Issuer may deem and treat the registered Holder of any Warrant as the absolute owner thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary. Any Warrant, if presented by an authorized transferee, may be exercised by such transferee without prior delivery of a new Warrant issued in the name of the transferee.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Issuer will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a separate contractual obligation on the part of the Issuer, whether or not the Warrant is lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     Section 5. Rights of Holder. Neither a Holder nor his transferee by devise or the laws of descent and distribution or otherwise shall be, or have any rights or privileges of, a shareholder of the Issuer with respect to any Warrant Shares, unless and until certificates representing such Warrant Shares shall have been issued and delivered thereto.

     Section 6. Adjustments in Exercise Price and Warrant Shares. The Exercise Price and Warrant Shares shall be subject to adjustment from time to time as provided in this Section. [a] If the Issuer is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such capitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise
Price shall be adjusted so that the aggregate amount payable for the purchase of all Warrant Shares issuable hereunder immediately after the record date for such capitalization shall equal the aggregate amount so payable immediately before such record date. [b] In the case of any consolidation of the Issuer with, or merger of the Issuer into, any other corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and in which no change occurs in its outstanding Common Stock), or in the case of any sale or transfer of all or substantially all of the assets of the Issuer, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Issuer, except where the Issuer is the surviving entity and no change occurs in its outstanding Common Stock), the corporation formed by such consolidation or the corporation resulting from such merger or the corporation which shall have acquired such assets or securities of the Issuer, as the case may be, shall execute and deliver to the Holder simultaneously therewith a new Warrant, satisfactory in form and substance to the Holder, together with such other documents as the Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, by a Holder of the number of shares of Common Stock purchasable upon exercise of this Warrant and shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this paragraph shall similarly apply to successive consolidations, merger, exchanges, sales or other transfers covered hereby. [c] If the Issuer shall, at a time before the expiration of this Warrant, sell all or substantially all of its assets and distribute the proceeds thereof to the Issuer's shareholders, the Holder shall, upon exercise of this Warrant, have the right to receive, in lieu of the shares of Common Stock of the Issuer that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed, or paid to the Holder upon any such distribution with respect to such shares of Common Stock of the Issuer has the Holder been the holder of records of such shares of Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such distribution results in any cash distribution in excess of the Exercise Price provide by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Issuer shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall obtain receipt of the Exercise Price by deducting an amount equal to the Exercise Price for the shares of Common Stock receivable upon exercise of this Warrant from the amount payable to the Holder. [d] The term "Common Stock" shall mean the Common Stock of the Issuer as the same exists at the Closing Date or as such stock may be constituted from time to time, except that for the purpose of this Section, the term "Common Stock" shall include any stock of any class of the Issuer which has no preference in respect of interest or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Issuer and which is not subject to redemption by the Issuer. [e]
The Issuer shall retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Issuer) to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section. [f] Notwithstanding any other provision, this Warrant shall be binding upon and inure to the benefit of any successors and assigns of the Issuer.

     Section 7. Notice of Adjustment. So long as this Warrant shall be outstanding, [a] if the Issuer shall propose to pay any interest or make any interest or make any distribution upon the Common Stock, or [b] if the Issuer shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any other similar rights, or [c] if there shall be any proposed capital reorganization of the Issuer in which the Issuer is not the surviving entity, recapitalization of the capital stock of the Issuer, consolidation or merger of the Issuer with or into another corporation, sale, lease, or other transfer of all or substantially all of the property and assets of the Issue, or voluntary or involuntary dissolution, liquidation or winding up of this Issuer, or [d] any significant or special action or event, then in such event, the Issuer shall give to the Holder, reasonable notice prior to the relevant data a notice containing a description of the proposed action or event and stating the date or expected date on which a record of the Issuer's stockholders is to be taken for any of the foregoing purposes, and the date or expected date on which any such dividend, distribution, subscription, reclassification, reorganization, consolidation, combination, merger, conveyance, sale, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of records shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

     Section 8. Notice. Any notice to be given or to be served upon any party in connection with the Warrant must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or any equivalent carrier, charges prepaid, and addressed to the following addresses with a confirmation of delivery.

If to the Issuer, to:             Platforms Wireless International Corporation
                                  227 Broadway, Ste. 200
                                  Santa Monica, CA  90405

If to the Holder, to:             The address set forth in the
                                  Subscription Agreement
                                  executed by Holder

Any party may, at any time, by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which notice will be given.

     Section 9. Choice of Law; Conflict of Law; Jurisdiction and Venue. Except as otherwise expressly provided herein, the terms, conditions and enforceability of the Warrant shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law provisions.

     Section 10.   Registration Rights.   This Warrant and/or the
shares of common stock to be issued at such time the Warrant is exercised, shall be included by the Issuer in the next registration of securities by the Issuer and at the sole cost and expense of the Issuer.

Dated:    ************** 2001

                                             PLATFORMS WIRELESS
                                             INTERNATIONAL CORPORATION

                                             By: _________________________
                                             Name: Charles Nelson
                                             Title: Chief Financial Officer

ATTEST:


_______________________________
Director of Compliance

                                ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise this Warrant and to purchase _____________ shares of Platforms Wireless
International Corp. Common Stock issuable upon the exercise of this Warrant, and requests that certificates for such shares be issued in the name of:


(Name, please print or type)


(Address)


(Social Security Number or other Taxpayer Identification Number)

and, if the number of Warrant shares so purchased are not all of the Warrant Shares issuable upon exercise of the Warrant, that a Warrant to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.


Date: _____________________________


Name of Registered Owner:
_____________________________________________________________________

Address:
_____________________________________________________________________

_____________________________________________________________________


Signature: ___________________________